Exhibit 5.1

Simpson Thacher & Bartlett LLP
425 LEXINGTON AVENUE NEW YORK, NY10017-3954
TELEPHONE: +1-212-455-2000 FACSIMILE: +1-212-455-2502

August 11, 2017
Aramark
Aramark Tower
1101 Market Street
Philadelphia, PA 19107
Ladies and Gentlemen:
We have acted as counsel to Aramark, a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule I hereto (the “Schedule I Subsidiaries”) and Schedule II hereto (the “Schedule II Subsidiaries” and, collectively with the Schedule I Subsidiaries, the “Subsidiary Entities”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Subsidiary Entities with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”) of the Company and/or one or more of the Subsidiary Entities (in such capacity, a “Debt Securities Issuer”); (iv) guarantees of the Company and/or one or more of the Subsidiary Entities (collectively in such capacity, the “Guarantors”) to be issued in connection with the Debt Securities (the “Guarantees”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities and/or Guarantees (the “Securities Warrants”); (vi) contracts for the purchase and sale of Common Stock (the “Purchase Contracts”); (vii) units (the “Units”) consisting of one or more of the Securities (as defined below) and (viii) Common Stock, Preferred Stock, Debt Securities and Guarantees that may be issued upon exercise of Securities Warrants. The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Securities Warrants, the Purchase Contracts and the Units are

hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.
The Debt Securities and the Guarantees thereof, if any, will be issued under supplemental indentures (the “Supplemental Indentures”) among one or more Debt Securities Issuers, one or more Guarantors, as applicable, and such trustee as shall be named therein (the “Trustee”), to indentures among such Debt Securities Issuers, one or more Guarantors, as applicable, and the Trustee (the “Base Indentures” and, as amended and supplemented by the Supplemental Indentures, the “Indentures”).
The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”), between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).
The Securities Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), among the Company, the applicable Subsidiary Entity or Entities, in the case of Securities Warrants relating to Debt Securities and/or Guarantees, and such warrant agent as shall be named therein (the “Warrant Agent”).
The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”), among the Company, the applicable Subsidiary Entity or Entities, in the case of Units relating to Debt Securities and/or Guarantees, and such unit agent as shall be named therein (the “Unit Agent”).
We have examined the Registration Statement and the form of the Base Indenture to be entered into by Aramark Services, Inc., a wholly owned subsidiary of the Company, the Company, the other Guarantors to be named therein and The Bank of New York Mellon, as trustee, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Entities.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and any applicable Guarantees, the applicable Indenture will be the valid and legally binding obligation of the applicable Trustee; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (3) at the time of execution, countersignature, issuance and delivery of the Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent; and (4) at the time of execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.
We have assumed further that, at the time of execution, authentication, issuance and delivery of the applicable Indenture (including any supplemental indenture thereto), Debt Securities and Guarantees, as applicable, (1) such Indenture, Debt Securities and Guarantees will have been duly authorized, executed and delivered by the applicable Debt Securities Issuer and applicable Guarantors in accordance with the law of the respective jurisdictions in which each of them is organized; (2) execution, delivery, issuance and performance, as applicable, by each of the Schedule II Subsidiaries of such Indenture, Debt Securities and Guarantees, as applicable, will not violate the organizational documents of such Schedule II Subsidiary; (3) execution, delivery, issuance and performance, as applicable, by the applicable Debt Securities Issuer and applicable Guarantors of such Indenture, Debt Securities and Guarantees, as applicable, will not violate the law of the respective jurisdictions in which each of them is organized or any other applicable laws (except that no such exception is made with respect to the law of the State of New York, the Delaware General

Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, and the federal law of the United States); and (4) execution, delivery and performance, as applicable, by any Schedule II Subsidiary that is not organized in the United States of such Indenture, Debt Securities and Guarantees, as applicable, will not constitute a breach or violation of any agreement or instrument which is binding upon such Schedule II Subsidiary.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1.With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Company Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, the Common Stock will be validly issued, fully paid and nonassessable.
2.With respect to the Preferred Stock, assuming (a) the taking by the Company Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the applicable certificate of designations in accordance with the Company’s Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, the Preferred Stock will be validly issued, fully paid and nonassessable.
3.With respect to any Debt Securities, assuming (a) the taking by the Board of Directors or equivalent governing body of the applicable Debt Securities Issuer or a duly constituted and acting committee of such Board of Directors or equivalent governing body or duly authorized officers of such Debt Securities Issuer (such Board of Directors or equivalent governing body, committee or authorized officers being referred to herein as the “Debt Authorizing Party”) of all necessary corporate action to authorize and approve the execution and delivery of the applicable Indenture, the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (b) the due execution and delivery of the applicable Indenture by the applicable Debt Securities Issuer and any Guarantors parties thereto and (c) the due execution, authentication, issuance and delivery of such Debt Securities in accordance with the applicable Indenture, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Debt Authorizing Party and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities issued by such Debt Securities Issuer will constitute valid and legally binding obligations of such Debt Securities Issuer enforceable against such Debt Securities Issuer in accordance with their terms.
4.With respect to the Guarantees, assuming (a) the taking by the Board of Directors or equivalent governing body of each Guarantor or a duly constituted and acting committee of such Board of Directors or equivalent governing body or duly authorized officers of each Guarantor (such

Board of Directors or equivalent governing body, committee or authorized officers being referred to herein as the “Guarantor Authorizing Party”) of all necessary corporate action to approve the execution and delivery of the applicable Indenture, the issuance and terms of the Guarantees and related matters, (b) the due execution and delivery of the applicable Indenture by each of the Guarantors parties thereto and the applicable Debt Securities Issuer, (c) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the applicable Guarantor Authorizing Party and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (d) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors issuing such Guarantees enforceable against such Guarantors in accordance with their terms.
5.With respect to the Purchase Contracts, assuming (a) the taking by the Company Board of all necessary corporate action to authorize and approve (1) the issuance and terms of the Purchase Contracts, the terms of the offering thereof, the execution and delivery of the related Purchase Contract Agreement and related matters, and (2) the issuance and terms of the other Securities that are the subject of the Purchase Contracts and related matters, (b) the due execution and delivery by the Company of the applicable Purchase Contract Agreement and (c) the due execution, issuance and delivery by the Company of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and otherwise in accordance with the provisions of the applicable Purchase Contract and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
6.With respect to the Securities Warrants, assuming (a) the taking by the Company Board and, in the case of Securities Warrants relating to Debt Securities and/or Guarantees, any applicable Debt Authorizing Party and/or Guarantor Authorizing Party, of all necessary corporate action to authorize and approve (1) the issuance and terms of the Securities Warrants, the terms of the offering thereof, the execution and delivery of the applicable Warrant Agreement and related matters, and (2) the issuance and terms of the other Securities that are the subject of the Securities Warrants and related matters, (b) the due execution and delivery by the Company and, in the case of Securities Warrants relating to Debt Securities and/or Guarantees, any applicable Subsidiary Entities of the applicable Warrant Agreement and (c) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and, in the case of Securities Warrants relating to Debt Securities and/or Guarantees, any applicable Debt Authorizing Party and/or Guarantor Authorizing Party, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company and any such applicable Subsidiary Entity enforceable against the Company and any such applicable Subsidiary Entity in accordance with their terms.
7.With respect to the Units, assuming (a) the taking by the Company Board and, in the case of Units relating to Debt Securities and/or Guarantees, any applicable Debt Authorizing Party and/or Guarantor Authorizing Party, of all necessary corporate action to authorize and approve (1) the issuance and terms of the Units, the terms of the offering thereof and related matters, (2) the issuance and terms of the other Securities that are the subject of the Units and related matters, (3) if applicable, the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts that are a component of the Units, (4) if applicable, the issuance and terms of the

Debt Securities that are a component of the Units, (5) if applicable, the issuance of the Common Stock that is a component of the Units, (6) if applicable, the issuance and terms of the Preferred Stock that is a component of the Units and (7) if applicable, the execution and delivery of the Warrant Agreement with respect to the Securities Warrants that are a component of the Units, (b) the due execution and delivery by the Company and, in the case of Units relating to Debt Securities and/or Guarantees, any applicable Subsidiary Entity of the applicable Unit Agreement, (c) if applicable, the due execution and delivery by the Company of the Purchase Contract Agreement, (d) if applicable, the due execution and delivery by the Company and any applicable Subsidiary Entity of the applicable Indenture (including any supplemental indenture or officer’s certificate thereto constituting the applicable series of Debt Securities), (e) if applicable, the due execution and delivery by the Company and any applicable Subsidiary Entity of the applicable Warrant Agreement, (f) if applicable, due filing of the Certificate of Amendment or Certificate of Designations with respect to such Common Stock or Preferred Stock, respectively, and (g) the due execution and authentication, in the case of Debt Securities, and issuance and delivery of (1) the Units, (2) such Purchase Contracts and (3) such Debt Securities, Guarantees, Common Stock, Preferred Stock and Securities Warrants, as applicable, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and, in the case of Units relating to Debt Securities and/or Guarantees, any applicable Debt Authorizing Party and/or Guarantor Authorizing Party, and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, the applicable Indenture, in the case of such Debt Securities, and the Warrant Agreement, in the case of such Securities Warrants, such Units will constitute valid and legally binding obligations of the Company and any such applicable Subsidiary Entity or Entities, enforceable against the Company and any such applicable Subsidiary Entity or Entities in accordance with their terms.
Our opinions set forth in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.
We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
Very truly yours,
/s/ SIMPSON THACHER & BARTLETT LLP
SIMPSON THACHER & BARTLETT LLP

Schedule I
Subsidiary Entities Incorporated or Formed in the State of Delaware

Subsidiary	State of Incorporation or Formation
1st & Fresh, LLC	Delaware
Aramark Asia Management, LLC	Delaware
Aramark Aviation Services Limited Partnership	Delaware
Aramark Business & Industry, LLC	Delaware
Aramark Business Center, LLC	Delaware
Aramark Business Facilities, LLC	Delaware
Aramark Campus, LLC	Delaware
Aramark Cleanroom Services (Puerto Rico), Inc.	Delaware
Aramark Cleanroom Services, LLC	Delaware
Aramark Confection, LLC	Delaware
Aramark Construction and Energy Services, LLC	Delaware
Aramark Construction Services, Inc.	Delaware
Aramark Correctional Services, LLC	Delaware
Aramark Educational Group, LLC	Delaware
Aramark Educational Services, LLC	Delaware
Aramark Entertainment, LLC	Delaware
Aramark Facility Services, LLC	Delaware
Aramark FHC Business Services, LLC	Delaware
Aramark FHC Campus Services, LLC	Delaware
Aramark FHC Correctional Services, LLC	Delaware
Aramark FHC Healthcare Support Services, LLC	Delaware
Aramark FHC Refreshment Services, LLC	Delaware
Aramark FHC School Support Services, LLC	Delaware
Aramark FHC Services, LLC	Delaware
Aramark FHC Sports and Entertainment Services, LLC	Delaware
Aramark FHC, LLC	Delaware
Aramark Food and Support Services Group, Inc.	Delaware
Aramark Food Service, LLC	Delaware
Aramark FSM, LLC	Delaware
Aramark Global, Inc.	Delaware
Aramark Healthcare Support Services, LLC	Delaware
Aramark Healthcare Support Services of the Virgin Islands, Inc.	Delaware
Aramark Healthcare Technologies, LLC	Delaware
Aramark Industrial Services, LLC	Delaware
Aramark Japan, LLC	Delaware
Aramark Management, LLC	Delaware
Aramark Management Services Limited Partnership	Delaware
Aramark Organizational Services, LLC	Delaware
Aramark Processing, LLC	Delaware
Aramark Rail Services, LLC	Delaware
Aramark RBI, Inc.	Delaware
Aramark Refreshment Group, Inc.	Delaware

I-1

Aramark Refreshment Services, LLC	Delaware
Aramark Refreshment Services of Tampa, LLC	Delaware
Aramark Schools, LLC	Delaware
Aramark Schools Facilities, LLC	Delaware
Aramark SCM, Inc.	Delaware
Aramark Senior Living Services, LLC	Delaware
Aramark Senior Notes Company, LLC	Delaware
Aramark Services, Inc.	Delaware
Aramark Services of Puerto Rico, Inc.	Delaware
Aramark SM Management Services, Inc.	Delaware
Aramark SMMS LLC	Delaware
Aramark SMMS Real Estate LLC	Delaware
Aramark Sports and Entertainment Group, LLC	Delaware
Aramark Sports and Entertainment Services, LLC	Delaware
Aramark Sports Facilities, LLC	Delaware
Aramark Sports, LLC	Delaware
Aramark Togwotee, LLC	Delaware
Aramark Trademark Services, Inc.	Delaware
Aramark U.S. Offshore Services, LLC	Delaware
Aramark Uniform & Career Apparel Group, Inc.	Delaware
Aramark Uniform & Career Apparel, LLC	Delaware
Aramark Uniform Manufacturing Company	Delaware
Aramark Uniform Services (Matchpoint) LLC	Delaware
Aramark Uniform Services (Rochester) LLC	Delaware
Aramark Uniform Services (Syracuse) LLC	Delaware
Aramark Uniform Services (Texas) LLC	Delaware
Aramark Uniform Services (West Adams) LLC	Delaware
Aramark Venue Services, Inc.	Delaware
Aramark WTC, LLC	Delaware
Aramark/HMS, LLC	Delaware
Canyonlands Rafting Hospitality, LLC	Delaware
D.G. Maren II, Inc.	Delaware
Delsac VIII, Inc.	Delaware
Filterfresh Coffee Service, LLC	Delaware
Filterfresh Franchise Group, LLC	Delaware
Fine Host Holdings, LLC	Delaware
Harrison Conference Associates, LLC	Delaware
Harry M. Stevens, LLC	Delaware
HPSI Purchasing Services LLC	Delaware
Institutional Processing Services LLC	Delaware
Landy Textile Rental Services, LLC	Delaware
Lifeworks Restaurant Group, LLC	Delaware
New Aramark LLC	Delaware
Yosemite Hospitality, LLC	Delaware

I-2

Schedule II
Subsidiary Entities Incorporated or Formed in Jurisdictions other than the State of Delaware

Subsidiary	State or Country of Incorporation or Formation
American Snack & Beverage, LLC	Florida
Aramark American Food Services, LLC	Ohio
Aramark Business Dining Services of Texas, LLC	Texas
Aramark Capital Asset Services, LLC	Wisconsin
Aramark Consumer Discount Company	Pennsylvania
Aramark Distribution Services, Inc.	Illinois
Aramark Educational Services of Texas, LLC	Texas
Aramark Educational Services of Vermont, Inc.	Vermont
Aramark FHC Kansas, Inc.	Kansas
Aramark Food Service of Texas, LLC	Texas
Aramark International Finance S.à r.l.	Luxembourg
Aramark Services of Kansas, Inc.	Kansas
Aramark Sports and Entertainment Services of Texas, LLC	Texas
Aramark Technical Services North Carolina, Inc.	North Carolina
Brand Coffee Service, Inc.	Texas
Harrison Conference Services of North Carolina, LLC	North Carolina
Harry M. Stevens Inc. of New Jersey.	New Jersey
Harry M. Stevens Inc. of Penn	Pennsylvania
L&N Uniform Supply, LLC	California
Lake Tahoe Cruises, LLC	California
MyAssistant, Inc.	Pennsylvania
Old Time Coffee Co.	California
Overall Laundry Services, Inc.	Washington
Paradise Hornblower, LLC	California
Restaura, Inc.	Michigan
Travel Systems, LLC	Nevada

II-1